Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2005 relating to the consolidated financial statements and financial statement schedules of Fremont Michigan InsuraCorp, Inc. and subsidiary which appears in Fremont Michigan InsuraCorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Grand Rapids, Michigan
September 29, 2005